Exhibit 10.1

SETTLEMENT AGREEMENT AND RELEASE OF CLAIMS

This Settlement Agreement and Release of Claims (“Agreement”) is entered into by and between Limitless X Holdings, Inc. (“the Company”) and ___________, an employee of Company (“Employee”).

R E C I T A L S

A. Employee has raised concerns that the Company owes Employee salary, which amounts are disputed;

B. Employee and the Company desire to avoid any disputes or claims arising out of Employee’s claims against the Company (the “Dispute”) and;

C. Employee and the Company desire to compromise, settle and release these and all other claims, whether known or unknown, arising out of the Dispute.

In consideration of the mutual covenants and promises herein contained, and to avoid the unpredictability of litigation, it is hereby agreed by and between the parties as follows:

1. Payments. As full and complete consideration for Employee’s signature on this Agreement, Employee shall receive the following:

Issuance of __________ shares (“Shares”) of the Company’s common stock, the equivalent of _____________________________ Dollars ($_______) (the “Settlement Payment”). Employee acknowledges that this Settlement Payment is above-and-beyond any prior or deferred wages due to Employee under Company’s policies, and is being provided to Employee in exchange for this Agreement. Employee acknowledges that the Shares constitute “restricted securities” as defined in Rule 144 under the Securities Act of 1933, as amended and are subject to restrictions on transfer and sale under appliable state and federal securities laws. The Shares are subject to a one-year lock up period (“Lock-Up Period”), commencing on the effective date of this Agreement and ending on the anniversary date of the effective date. During the Lock-Up Period, the Employee agrees that he will not directly or indirectly sell, assign or otherwise transfer the Shares. Employee represents that he is acquiring the Shares for investment purposes and not with any present view toward resale, transfer or other disposition of the Shares. Employee acknowledges that he certificates representing the Shares will bear a restrictive Rule 144 Legend (or stop transfer instructions if issued in book entry form).

Employee hereby warrants, represents and agrees that the Settlement Payment will constitute full and complete consideration for Employee’s execution of this Agreement and resolution of any and all issues related to Employee’s employment with Company through the Effective Date and that no payments, costs, expenses or other compensation of any kind or nature whatsoever will be paid to Employee in connection therewith other than the Settlement Payment.

2. Indemnification. Employee agrees to indemnify, hold harmless, and defend Company and Company’s members, officers, directors, present or former employees, administrators, agents and assigns against any and all claims or liabilities that may be asserted by any governmental agency (including but not limited to any local, state, or federal taxing authority or agency) with respect to any local, state, or federal taxes that may be required as a result of such Settlement Payment. This indemnity will continue in full force and effect for so long as any governmental agency can or may assert such a claim against Company.

3. No Admission of Liability. Employee and Company each hereby acknowledges that the foregoing consideration does not constitute an admission of liability, express or implied, on the part of Company or any of the Released Parties (as defined below in paragraph 6(a)) with respect to any fact or matter that may be involved in the Dispute. Employee acknowledges that Company denies that it or any of its employees, officers, directors, and/or agents ever acted toward Employee or any other individual in a manner which would constitute a violation of any constitutional, statutory, or common law right, whether under state or federal law. Employee further acknowledges that Company is providing Employee with the Settlement Payment solely for the purpose of resolving all the issues which are the subject of the Dispute.

4. No Workers’ Compensation Claim. Employee represents that Employee has not filed a claim for workers’ compensation benefits and has no known occupational injury or illness.

5. No Pending Litigation. Employee hereby represents that there is no pending action filed in any court of law against Company or Release Parties in connection with Employee’s employment with Company, and that there is no pending charge or complaint filed with any state, federal, or local agency, including but not limited to the Equal Employment Opportunity Commission, the Department of Fair Employment and Housing, the Department of Labor, the California Labor Commissioner, and/or the Department of Labor Standards Enforcement.

6. General Release. Employee (for Employee, Employee’s heirs, administrators, executors, agents and assigns) does hereby forever release, waive, discharge and covenant not to sue Company, and/or any related entity, and/or each of their respective current or former predecessors, successors, parent entities, owners, subsidiaries, members, officers, directors, partners, trustees, shareholders, attorneys, insurers and reinsurers, employees and/or former employees, representatives, agents and assigns, and their respective current and former parent companies, subsidiaries and other affiliated companies as well as any of their respective current and former insurers, directors, officers, agents, shareholders, and employees (collectively the “Released Parties”), with respect to any and all claims, assertions of claims, debts, demands, actions, suits, expenses, attorneys’ fees, costs, damages and liabilities of any nature, type and description, known or unknown, arising out of any fact or matter in any way connected with the Dispute, Employee’s employment, and/or prior contractor relationship with Company, if applicable.

This release specifically includes (but is not limited to) any claims under any foreign national, federal, state or local employment, wrongful dismissal, fair employment practices, tort claims, contract claims, civil rights or any other laws or regulations, including, but not limited to, the California Constitution, the California Labor Code (including but not limited to Sections 132a and 4553), the California Fair Employment & Housing Act, the California Government Code, the California Civil Code, the California Penal Code, Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Worker Adjustment and Retraining Notification Act, Title VII of the Civil Rights Act, the Employee Retirement Income Security Act, the Civil Rights Act, the Equal Pay Act, the Americans with Disabilities Act, the United States Constitution, and/or any other local, state, or federal law governing discrimination in employment and/or the payment of wages and benefits.

This release will apply to all known, unknown, suspected, unsuspected, anticipated, and unanticipated claims, liens, injuries and damages, including, but not limited to, claims arising out of or relating to Employee’s employment relationship with Company, including, without limitation, claims sounding in tort or contract, claims for compensation, benefits or other remuneration, or for attorneys’ fees, costs or disbursements, claims for physical and/or emotional distress or injuries, and claims based upon any other duty or obligation of any kind or description, whether arising in law, under statute, or in equity, which can lawfully be released under federal and state law. This release does not affect any legal rights that Employee may have that arise after Employee has signed the Agreement.

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Employee understands and for valuable consideration hereby expressly waives all of the rights and benefits of Section 1542 of the California Civil Code, which section reads as follows:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

7. Consideration. Employee acknowledges with Employee’s signature on this Agreement that Employee has had at least 7 days within which to consider this Agreement and its consequences, or that Employee has been advised of Employee’s right to that 7-day period and has voluntarily waived that 7-day period. Employee further acknowledges that Employee has read this Agreement in its entirety and that Employee fully understands all of the terms and conditions contained herein. Employee further acknowledges that Employee is entering into this Agreement knowingly, voluntarily and of Employee’s own free will, and has been advised to consult with an attorney.

8. Reserved.

9. Non-Disparagement/Litigation Assistance. To the extent allowable under applicable law (and without regard to Employee’s rights under the National Labor Relations Act), Employee agrees: (a) not to further disclose the substance of any allegations Employee may have against Company to anyone; (b) to refrain from any disparagement of Company and any Released Parties; and (c) not to assist in the prosecution of litigation against Company or any Released Parties except as compelled by legal process by a court or government agency. Employee further agrees not to commence, maintain, prosecute or participate in (except as may be required by law, pursuant to court order, or in response to a valid subpoena) any action, charge, complaint, or proceeding of any kind (on Employee’s own behalf and/or on behalf of any other person or entity and/or on behalf of or as a member of any alleged class or representative body of persons) in any court, or before any administrative or investigative body or agency (whether public, quasi-public or private) against Company or any Released Parties with respect to any act, omission, transaction or occurrence arising out of the Dispute. To the extent Employee is permitted by law to exercise rights in a government agency form, by signing this Agreement, Employee understands that Employee is waiving Employee’s right to receive monetary relief based on claims asserted in any such agency proceeding, except where such a waiver is prohibited, such as Employee’s right to receive an award for information provided to any government agencies. Nothing in this agreement prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful.

10. Arbitration. The parties agree to resolve any disputes that they may have with each other regarding the validity, interpretation, or effect of this Agreement or any alleged violations of it, through final and binding arbitration. The arbitration will take place under the JAMS employment arbitration rules and procedures in Los Angeles, California before an experienced employment arbitrator licensed to practice law in California who has been selected in accordance with such rules, and who has no conflict of interest with either party or either party’s attorney. The arbitrator may not modify or change this Agreement in any way. All out-of-pocket costs of the arbitration, including the fees of the arbitrator, the costs of any record or transcript of the arbitration, administrative fees, and other fees and costs will be paid in equal shares by Employee and Company prior to the arbitration. Employee and Company agree that the prevailing party at the arbitration will be entitled to all reasonable costs and attorneys’ fees incurred in enforcing any of the terms, conditions, or provisions hereof.

11. Voluntary Agreement. Each party expressly declares and represents that it has read and understood the meaning of the terms and conditions contained in this Agreement, and that such party has had the opportunity to consult with legal counsel prior to executing this Agreement. Each party further declares and represents that it fully understands the content and effect of this Agreement and that such party approves and accepts the terms and conditions contained herein, and that this Agreement is executed freely and voluntarily without coercion and with approval of counsel.

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12. Use of Agreement. Employee and Company agree that this Agreement may be used as evidence in a subsequent proceeding in which either of the parties allege a breach of this Agreement.

13. Attorneys’ Fees. Employee and Company agree that if any action is brought to enforce the terms, conditions and provisions of this Agreement, the prevailing party will be entitled to all reasonable costs and attorneys’ fees incurred in enforcing any of the terms, conditions and provisions hereof except as prohibited under applicable law.

14. Headings. The headings contained in this Agreement have been inserted for identification and reference purposes only and will not be used in the construction or interpretation of this Agreement.

15. Severability. If any provision or provisions of this Agreement will be held invalid, illegal or unenforceable, the validity, legality and/or enforceability of the remaining provisions will not in any way be affected or impaired thereby. If any terms or sections of this Agreement are determined to be unenforceable, they will be modified so that the unenforceable term or section is enforceable to the greatest extent possible.

16. California Law. This Agreement will be governed by and construed under the laws of the State of California without reference to principles of choice of law thereof.

17. Entire Agreement. This Agreement and its exhibits constitute the entire Agreement between Employee and Company, except the Confidentiality Agreement signed by Employee upon hire. Company has made no promises to Employee other than those contained in this Agreement.

18. Modification of Agreement. No modification or waiver of any provision of this Agreement will be valid unless in writing and signed by Employee and an officer of Company.

19. Counterparts/By Facsimile/PDF. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one in the same instrument. Facsimile copies, scanned copies and/or photocopies of signatures shall be deemed valid as originals. Accordingly, such reproductions of original signatures by any reliable means shall be given the same legal weight and effect as original signatures, and the parties waive any rights they may have to object to such treatment.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement (consisting of 19 paragraphs) as of the dates listed below. This Agreement will expire 7 days after the Employee receives this Agreement if not signed and returned to Danielle Young, Chief Operating Officer, danielle@limitlessx.com. The Effective Date of this Agreement shall be the date Employee returns a signed copy of this Agreement to the Company

LIMITLESS X, INC.

By:

Title:

Dated:	Dated: